Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 (Amendment No. 2) of our report dated May 12, 2017 relating to the financial statements of Glocorp Inc as of December 31, 2016 and for the one day ended December 31, 2015. We also consent to the reference to our firm under the heading "Interests of Named Experts and Counsel" appearing therein.

/s/ GBH CPAs, PC

GBH CPAs, PC

www.gbhcpas.com Houston, Texas

July 7, 2017